EXHIBIT 1.01

                         Commercial Credit Company


                      Medium-Term Notes, Sixth Series


                 Due Nine Months or More from Date of Issue


                           DISTRIBUTION AGREEMENT

Smith Barney Inc.
390 Greenwich Street
New York, New York 10013

Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center, 12th Floor
New York, New York 10285-1200

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center, North Tower
10th Floor
New York, New York 10281-1310

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260-0060

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020




                                                              June 20, 1995


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Ladies and Gentlemen:

          Commercial Credit Company, a Delaware corporation (the "Company"), confirms its agreement with each of the Agents with respect to the issue and sale by the Company of its Medium-Term Notes, Sixth Series (the "Notes"). The Notes are to be issued under an Indenture dated as of December 1, 1986, as supplemented by the First Supplemental Indenture dated as of June 13, 1990 (as so supplemented or as it may from time to time be further supplemented or amended by one or more indentures supplemental thereto, the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The Notes will have the maturities, interest rates (whether fixed or floating), redemption provisions and other terms set forth in a pricing supplement to the Prospectus referred to below. The Notes may be denominated in U.S. dollars, foreign currencies or foreign composite currency units (the "Specified Currency") as may be specified in the applicable pricing supplement.

          Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes to any Agent acting as principal at a discount for its own account or for resale to one or more investors or other dealers and the Company's right to sell Notes directly to investors on its own behalf or through other agents (provided that any other agent will execute an agreement with the Company which contains substantially the same terms and conditions contained herein and that the Company will notify each Agent of its agreement with any other agents, dealers or underwriters), the Company hereby appoints each Agent as an agent of the Company for the purpose of soliciting offers to purchase the Notes. In addition, an Agent may also purchase Notes as principal and the Company will enter into a Terms Agreement (referred to below) relating to such sale in accordance with the provisions of Section l(b) hereof. For the purposes of this Agreement, the term "Agent" shall refer to any of Smith Barney Inc., Lehman Brothers, Lehman Brothers Inc. (including Lehman Government Securities Inc.); Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities Inc.; and Morgan Stanley & Co. Incorporated, and the term "Agents" shall refer to all of the above collectively.

          1.  Solicitations by the Agents of Offers to Purchase; Purchases as
              ---------------------------------------------------------------
Principal.  (a) Solicitations as Agents.  Following the Commencement Date
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(referred to below), the Company shall notify the Agents from time to time as to the commencement of a period during which the Notes may be offered and sold by any Agent (each period, commencing with such a notification and ending at such time as the authorization for offers and sales through any Agents shall have been suspended by the Company or the Agents as provided hereunder, being herein referred to as an "Offering Period"). On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use its reasonable best efforts to solicit offers to purchase the Notes during each Offering Period upon the terms and conditions set forth in the Prospectus as then amended and supplemented. The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes


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commencing at any time for any period of time or permanently.  Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

          The Company agrees to pay each Agent at the time of delivery of and payment for the Notes, as consideration for soliciting the sale of each Note, a commission equal to the percentage set forth on Schedule 1 hereto of the price to the public of each Note sold by the Company as the result of a solicitation by such Agent. Without the prior approval of the Company, an Agent (acting on an agency basis) may not reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

          The Agents are authorized to solicit orders for the Notes only in principal amounts of $1,000 or any amount in excess thereof which is a multiple of $1,000 or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, in the denominations set forth in the applicable pricing supplement, at a purchase price equal to 100% of the principal amount of the Notes, unless otherwise mutually agreed upon by the purchaser and the Company and specified in the applicable pricing
supplement.   Each Agent shall communicate to the Company, orally or in
writing, each reasonable offer or indication of interest to purchase Notes received by such Agent as Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. In soliciting offers to purchase the Notes in their capacity as agents of the Company, the Agents are acting individually and not jointly and are acting solely as agents for the Company, and not as principal, and do not assume any obligation toward or relationship of agency or trust with any purchaser of the Notes (other than any such obligation or relationship which the Agent assumes independently of this Agreement). The Agents shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agents and accepted by the Company, but the Agents shall not have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Agents be obligated to purchase any Notes for their own account except pursuant to subparagraph (b) below.

          (b)  Purchases as Principal.  Each sale of Notes to an Agent as
               ----------------------
principal shall be made in accordance with the terms of this Agreement and such Agent and the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each "Terms Agreement" may take the form of an exchange of any form of written telecommunication or oral communication followed by written confirmation or telecommunication between the Agent and the Company and shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. The Agents may utilize dealer groups and reallow commissions.


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          An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by such Agent to purchase Notes as principal shall specify the principal amount of Notes to be purchased by the Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

          Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Each date of delivery of and payment for Notes to be purchased by an Agent as principal or as agent or by any other purchaser is referred to herein as a "Settlement Date".

          Upon the Company's request, each Agent will notify the Company either orally or in writing (as specified by the Company) of the aggregate principal amount of Notes held by such Agent as principal purchased pursuant to a Terms Agreement and this Agreement.

          (c)  Procedures.  The Agents and the Company agree to perform the
               ----------
respective duties and obligations specifically provided to be performed by them in the Medium-Term Notes Administrative Procedures attached hereto as Exhibit B (the "Procedures"). The Procedures may be amended only by written agreement of the Company and the Agents.

          (d)  Delivery.  The documents required to be delivered by Section
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4 of this Agreement shall be delivered at the office of Dewey Ballantine, counsel for the Agents, 1301 Avenue of the Americas, New York, N.Y. 10019-6092, on June 20, 1995 (the "Commencement Date").

          2.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to and agrees with each Agent as of the Commencement Date:

               (a) The Company meets the requirements for use of Form S-3 under the Act. A registration statement (File No. 33-59415) in respect of $750,000,000 aggregate amount of debt securities of the Company, including the Notes, has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to the Agents, excluding exhibits to such registration statement but including all documents incorporated by reference therein, has been declared effective by the Commission in such form; no other document with respect to such registration statement (other than a document incorporated by reference therein) has


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heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission (any preliminary prospectus included in the registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"); the registration statement, at the time of filing, at the time it became effective and at the date of this Agreement, meets the requirements set forth in Rule 415 under the Act and complies in all other material respects with said Rule; the various parts of the registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained therein at the time such part of the registration statement became effective but excluding the Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pertaining to the Indenture (the "Form T-1"), as amended at the time such part became effective, being hereinafter collectively called the "Registration Statement"; the prospectus (including the prospectus supplement) relating to the Notes, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of the particular issue of the Notes (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed pursuant to the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented in relation to the Notes sold pursuant to this Agreement, in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein as of the date of such filing);

               (b) The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the


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Exchange Act, as applicable, and the rules and regulations of the
Commission thereunder;

               (c) The Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, and the Indenture, conform or will conform in all material respects with the applicable requirements of the Act and the Trust Indenture Act, and the respective rules and regulations of the Commission thereunder.


               (d) The Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Prospectus, as amended and supplemented as of any such time, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Form T-1 under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of any Agent specifically for use in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto.

               (e) The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms and entitled to the benefits of the Indenture (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law); the Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act; and the Indenture conforms to the descriptions thereof in the Prospectus as amended or supplemented to relate to such issuance of Notes.


               (f) Since the date of the most recent financial statements included in the Prospectus, as amended or supplemented, there has not been any material adverse change in the consolidated financial condition or results of operations of the Company and its subsidiaries, taken as a whole which is not discussed in the Prospectus, as amended or supplemented.


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               (g)  The Company is in compliance with the provisions of
Section 517.075 of the Florida Statutes and the regulations thereunder, relating to the disclosure of doing business with Cuba.

          3.  Agreements of the Company.  The Company agrees with each
              -------------------------
Agent that:

          (a) At any time during an Offering Period or during the time a prospectus relating to the Notes is required to be delivered under the Act:
(i) prior to amending or supplementing the Registration Statement or the Prospectus, the Company will furnish each of the Agents and the Agents' counsel with a copy of each proposed amendment or supplement (other than an amendment or supplement to be made pursuant to incorporation by reference of a document filed under the Exchange Act, or a Pricing Supplement, or an amendment or supplement relating solely to an offering of debt securities other than the Notes); and (ii) prior to filing any documents under the Exchange Act to be incorporated by reference into the Prospectus (other than documents relating solely to an offering of debt securities other than the Notes), the Company will notify each of the Agents and the Agents' counsel orally of the general subject matter of such filing and will furnish copies of such filings to each Agent and the Agents' counsel simultaneously with, or as promptly as practicable after, the filing of such documents with the Commission. Subject to the foregoing sentence, the Company will promptly cause the Prospectus together with each amendment thereof or supplement thereto to be mailed or otherwise transmitted to the Commission for filing pursuant to Rule 424(b) by an appropriate method or will promptly cause the Prospectus together with each amendment thereof or supplement thereto to be filed with the Commission pursuant to said Rule. If the Prospectus is amended or supplemented (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of debt securities other than the Notes), the Agents shall be furnished with such information relating to such filing as they may reasonably request, and the Agents shall not be obligated to solicit offers to purchase Notes so long as they are not reasonably satisfied that such amendment or supplement complies in all material respects with the provisions of the Act and the Exchange Act. At any time during an Offering Period or during the time a prospectus relating to the Notes is required to be delivered under the Act, the Company will promptly advise the Agents of (i) the filing of any amendment or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of debt securities other than the Notes), (ii) the filing or effectiveness of any amendment to the Registration Statement, (iii) the receipt by the Company of comments from the Commission relating to or requests by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Prospectus or for any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance


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of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. Upon the Agents' request, the Company will within a reasonable time inform the Agents of the aggregate principal amount of Notes registered under the Registration Statement that remain unissued.

               (b) Within the time during which a prospectus relating to the Notes is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, in the opinion of the Company, during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company will promptly notify the Agents to suspend the solicitation of offers to purchase the Notes in their capacity as Agents and to cease sales of any Notes they may then own as principals and, to the extent required under the provision in the last sentence of this subsection (b), the Company will promptly amend or supplement the Registration Statement or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If such amendment or supplement, and any documents, certificates, opinions and letters furnished to the Agents pursuant to subsections (j), (k) and (l) of this Section 3 in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all respects to an Agent, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, such Agent will resume solicitation of offers to purchase Notes hereunder. Notwithstanding the foregoing, the Company shall not be required to comply with the provisions of subsection (b) of this Section 3 during any period from the time the Agents shall have been notified to suspend the solicitation of offers to purchase the Notes in their capacity as Agent (whether under this subsection (b) or otherwise under this Agreement) to the time the Company shall determine that solicitation of offers to purchase the Notes should be resumed; provided that if any Agent holds any Notes as principal purchased pursuant to a Terms Agreement or otherwise pursuant to this Agreement, the Company shall comply with the provisions of subsection (b) of this Section 3 during the period when a Prospectus is required to be delivered pursuant to the Act.

               (c) The Company will comply, in a timely manner, with all applicable requirements under the Exchange Act relating to the filing with the Commission of the Company's reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and, if then applicable, of the Company's proxy statements pursuant to Section 14 of the Exchange Act.


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               (d)  The Company will use its best efforts to qualify the
Notes for sale under the securities laws of such jurisdictions as the Agents reasonably designate, to maintain such qualifications in effect so long as required for the distribution of the Notes and, if requested by the Agents, to arrange for the determination of the legality of the Notes for purchase by institutional investors, except that the Company shall not be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

               (e) The Company will furnish to the Agents copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein), and all amendments of and supplements to the Registration Statement or the Prospectus which are filed with the Commission during the period in which a prospectus relating to the Notes is required to be delivered under the Act (including all documents filed by an amendment or supplement with the Commission during such period which are deemed to be incorporated by reference therein), in each case in such quantities as the Agents may from time to time reasonably request.

               (f) So long as any of the Notes are outstanding, the Company agrees to furnish to the Agents, (i) copies of any reports sent generally to holders of the Company's publicly held securities and (ii) in accordance with the terms hereof, all reports and financial statements filed by or on behalf of the Company with the Commission or any national securities exchange.

               (g) The Company will make generally available to its security holders and to the Agents as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which any amendment of or supplement to the Prospectus (other than a Pricing Supplement or an amend-ment or supplement relating solely to an offering of debt securities other than the Notes) is filed pursuant to Rule 424 under the Act, which shall satisfy the provisions of Section 11(a) of the Act.

               (h) The Company shall, whether or not any sale of Notes is consummated or this Agreement is terminated, pay all expenses incident to the performance of its obligations under this Agreement and under any Terms Agreement, including, without limitation, the fees and disbursements of its accountants and counsel, the cost of printing (or other production) and delivery of the Registration Statement and the Prospectus, all amendments thereof and supplements thereto, the Indenture, and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements (including reasonable fees of counsel) incurred in connection with the qualification of the Notes for sale and determination of eligibility for investment of the Notes under the securities or Blue Sky laws of such jurisdictions as the Agents may designate, the fees and disbursements of the Trustee, the fees of any agency that rates the Notes, the fees and expenses in connection with any


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listing of the Notes on the New York Stock Exchange, Inc. (the "New York
Stock Exchange") or such other securities exchange agreed to in writing by the Company, the fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc. and the reasonable fees and disbursements of Dewey Ballantine, as counsel for the Agents, or other counsel reasonably satisfactory to both the Agents and the Company, and such other expenses, including, without limitation, advertising expenses as may be agreed upon by the Agents and the Company; provided, however, that with respect to any purchase of Notes by the Agent as principal pursuant to a Terms Agreement and with respect to which Dewey Ballantine or other counsel is employed by such Agent as counsel to such Agent, the fees and disbursements of Dewey Ballantine or such other counsel to such Agents shall not be paid by the Company.

               (i) During the term of this Agreement, the Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall promptly notify the Agents orally, followed by written notice, of any downgrading, or of its receipt of any notice of any intended downgrading, or of notice of a change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by Moody's Investor Service or Standard & Poor's Corporation or, if one of them no longer rates the securities of the Company, another "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

               (j) Each time the Registration Statement or the Prospectus is amended or supplemented (other than a Pricing Supplement or amendment or supplement relating solely to an offering of debt securities other than the Notes), including each time an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Report on Form 8-K (but with respect to a Report on Form 8-K, only if the Agents so request within a reasonable time after its filing) filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, the Company will deliver or cause to be delivered forthwith to the Agents a certificate of the Company signed by the Chairman of the Board, any Vice Chairman, the President or any Vice President and by the principal financial or accounting officer of the Company (or another officer or officers acceptable to the Agents), dated the date of the effectiveness of such amendment or the date of filing with the Commission of such supplement or document, as the case may be, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 4(b)(iii) that was last furnished to the Agents (either pursuant to Section 4(b)(iii) or pursuant to this Section 3(j)) are true and correct at the time of the effectiveness of such amendment or the time of filing of such supplement or document, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, as amended at the time of effectiveness of such amendment, and to the Pro-spectus, as


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amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 4(b)(iii) but modified, if necessary, to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such certificate.

               (k) Each time the Registration Statement or the Prospectus is amended or supplemented (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of debt securities other than the Notes), including each time an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Report on Form 8-K (but with respect to a Report on Form 8-K, only if the Agents so request within a reasonable time after its filing) filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, the Company shall furnish to or cause to be furnished forthwith to the Agents the written opinion of the General Counsel of the Company or other counsel reasonably satisfactory to the Agents dated the date of the effectiveness of such amendment or the date of filing with the Commission of such supplement or document, as the case may be, in form reasonably satisfactory to the Agents, to the effect set forth in Exhibit C hereto. In lieu of such opinion, counsel last furnishing such an opinion to the Agents may furnish to the Agents a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter and authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such letter).

               (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information (other than a Pricing Supplement or any amendment or supplement relating solely to an offering of debt securities other than the Notes) including each time an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Report on Form 8-K (but with respect to a Report on Form 8-K only if the Agents so request within a reasonable time after its filing) filed under the Act or the Exchange Act is incorporated by reference into the Prospectus to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records as of the end of the most recent fiscal quarter or fiscal year, the Company shall cause KPMG Peat Marwick LLP, its independent certified public accountants, forthwith to furnish the Agents a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement or document, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 4(b)(iv) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, that if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information with respect to a fiscal


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quarter, KPMG Peat Marwick LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

               (m) Each acceptance by the Company of an offer for the purchase of Notes and each sale of Notes to an Agent as principal shall be deemed to be an affirmation that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects at the time of such acceptance or sale, as the case may be, as though made at and as of such time, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or his agent, or the Agent or Agents, or an Agent as principal, of the Notes relating to such acceptance, as the case may be, as though made at and as of each such time, (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and sup-plemented to each such time).

               (n) Anything to the contrary in subsections (i), (j), (k) and (l) of this Section 3 notwithstanding, if, at the time of any required notice, amendment or supplement to the Registration Statement or Pro-spectus, the Company shall have instructed the Agents to suspend solicitation of offers to purchase the Notes in their capacity as Agents of the Company and the Agents do not then hold any Notes acquired by them as principal pursuant to a Terms Agreement, the Company shall not be obligated to furnish or cause to be furnished to the Agents any notice, certificate, opinion or letter otherwise required until such time as it shall determine that solicitation of offers to purchase the Notes should be resumed; and provided further that, prior to resuming such solicitation the Agents shall be entitled to receive any such notices, certificates, opinions or letters not previously furnished, accurate as of the date of such notice, certifi-cate, opinion or letter.

          4.  Conditions to the Obligations of the Agents.  Each of the
              -------------------------------------------
Agents' obligations to solicit offers to purchase Notes as agents of the Company, each of the Agents' obligations to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes from the Company will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of each of the Agents' obligations to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of each of the Agents' or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:

               (a)  On the corresponding Settlement Date:

                    (i) There shall not have occurred any material adverse change in the financial condition, earnings or business of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, as amended or supplemented, that in the relevant Agent's judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus except, in the case of any purchase of Notes by an Agent as principal, as disclosed to the relevant Agent in writing by the Company before it accepted the offer to purchase such Notes.

                    (ii) There shall not have occurred any (A) suspension or material limitation in trading of securities generally on the New York Stock Exchange, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or any setting of minimum prices for trading on any such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (B) declaration of a general moratorium on commercial banking activities in New York by either federal or New York state authorities or (C) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency that, in the relevant Agent's judgment, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (C) such event, makes it, in the relevant Agent's judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented, except, in the case of any purchase of Notes by an Agent as principal, for any such event occurring before the Company accepted the offer to purchase such Notes.

                    (iii) There shall not have been any downgrading, nor any notice given of any intended downgrading, in the rating accorded any of the Company's securities by Moody's Investor Service or Standard & Poor's Corporation or, if one of them no longer rates the securities of the Company, another "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act, except, in the case of any purchase of Notes by an Agent as principal, as disclosed to the relevant Agent in writing by the Company before it accepted the offer to purchase such Notes.

               (b) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date:

                    (i) The Company shall have furnished to the Agents the opinion of the General Counsel of the Company (or other counsel for the Company reasonably acceptable to the Agents) on the Commencement Date, and, on the Settlement Date will furnish the opinion of the General Counsel of the Company (or other counsel for the Company reasonably acceptable to the Agents) and, if called for by a Terms Agreement, the opinion of other counsel, dated the Commencement Date or the Settlement Date, as the case may be, to the effect set forth in Exhibit C hereto.

                    (ii) The Agents shall have received from Dewey Ballantine, counsel for the Agents (or other counsel reasonably acceptable to the Agents and the Company), an opinion dated the Commencement Date or the Settlement Date, as the case may be, to the effect set forth in Exhibit D hereto.

                    (iii) The Company shall have furnished to the Agents a certificate of the Company, signed by the Chairman of the Board, any Vice Chairman, the President or any Vice President and by the principal financial or accounting officer of the Company (or another officer or officers acceptable to the Agents), dated the Commencement Date or the Settlement Date, as the case may be, to the effect that each signatory of such certificate has carefully examined the Registration Statement, as amended as of the date of such certificate, the Prospectus, as amended and supplemented as of the date of such certificate, and this Agreement and that:

                         (A) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made on the date of such certificate and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied as a condition to the obligations of the Agents under this Agreement;

                         (B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, have been threatened; and

                         (C) since the date of the most recent financial statements included in the Prospectus, as amended and supple-mented, there has been no material adverse change in the consolidated financial condition or results of operations of the Company and its subsidiaries, taken as a whole, which is not disclosed in the Prospectus, as amended or supplemented.

                    (iv) KPMG Peat Marwick LLP, or other nationally recognized independent accounting firm, shall have furnished to the Agents a letter or letters, dated the Commencement Date or the Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Agents, to the effect set forth in Exhibit E hereto.

                    (v) The Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request.

          5.  Indemnification and Contribution.  (a)  The Company will
              --------------------------------
indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement when it became effective, or in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action and all such expenses shall be reimbursed as they are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent specifically for use therein and such indemnity with respect to any preliminary prospectus, the Prospectus or any Preliminary Prospectus, shall not inure to the benefit of such Agent (or any person controlling such Agent) if the Company shall have delivered sufficient quantities of the Prospectus, as amended and supplemented, to the Agent within a reasonable time prior to the earlier of the delivery of the written confirmation of the sale of such Notes or the delivery of such Notes to the person asserting such loss, claim, damage, liability or action for which indemnification is sought, and the Prospectus as so amended and supplemented (excluding documents incorporated by reference) was not sent or given to such person by the Agent at or prior to the earlier of the delivery of the written confirmation of the sale of such Notes or the delivery of such Notes to such person in any case where such sending or giving of a prospectus is required by the Act, and the untrue statement or omission of a material fact contained in such preliminary prospectus, such Prospectus or such preliminary supplemental prospectus, was corrected in the Prospectus, as so amended and supplemented, provided to the Agents.

               (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when it became effective, or in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent specifically for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action and all such expenses shall be reimbursed as they are incurred.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified parties shall have the right to employ one counsel to represent such indemnified parties if, in the reasonable judgment of such indemnified parties, by reason of an actual or potential conflict of interest in the defense of the action, it is advisable for such indemnified parties to be represented by counsel separate from the indemnifying party, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party and be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent participating in the offering that gave rise to such losses, claims, damages or liabilities (a "Relevant

Agent") on the other from the offering of such Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Relevant Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Relevant Agent on the other in connection with the offering of such Notes shall be deemed to be in the same proportion as the total net proceeds from the offering of such Notes by such Relevant Agent (before deducting expenses) received by the Company bear to the total commissions received by such Relevant Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Relevant Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If more than one Agent is a Relevant Agent in respect of a proceeding, each Relevant Agent's obligation to contribute pursuant to this Section 5 shall be several and not joint, and shall be in the proportion that the principal amount of the Notes that are the subject of such proceeding and that were offered and sold through such Relevant Agent bears to the aggregate principal amount of the Notes that are the subject of such proceeding. The Company and each of the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in ex-cess of the amount by which the total price at which the Notes were offered and sold to the public by such Agent exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (d) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (c) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection (d).

               (e) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act or the Exchange Act; and the obligations of each of the Agents under this Section 5 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

          6.  Termination of the Appointment of the Agents.  This Agreement
              --------------------------------------------
may be terminated at any time by any party hereto upon the giving of written notice of such termination to the other parties hereto. The termi-nation of this Agreement shall not require termination of any agreement by any Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. The termination of this agreement by the Company with respect to any Agent or Agents or by any Agent shall not require termination of this Agreement with respect to the other Agents hereunder. If this Agreement is terminated, no party shall have any liability to any other party hereto, except as provided in the first sentence of the second paragraph of Section 1(a), the last proviso of Section 3(b), and Sections 3(f), 3(g), 3(h), 5, 7 and 11, and except that, if at the time of termination an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of the Note or Notes relating thereto has not occurred, the Company's representations and warranties stated in Section 2 and its obligations under Sections 1(c), 3(a), 3(b), 3(c), 3(e), 3(i), 3(j), 3(k), 3(l), 3(m) and 4 shall also remain in full force and effect and not be terminated until the delivery of such Notes.

          7.  Representations and Indemnities to Survive.  The respective
              ------------------------------------------
agreements, representations, warranties, indemnities and other agreements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of the officers, directors or controlling persons referred to in
Section 5 hereof, and will survive delivery of and payment for the Notes.


          8.  Notices.  All communications hereunder will be in writing and
              -------
effective only on receipt, and, if sent to the Agents, will be mailed, delivered or transmitted to them by any standard form of telecommunications at:

Smith Barney Inc.
390 Greenwich Street
New York, New York 10013

Attention: Mark Meyer
           MTN Product Manager
Fax: (212) 723-8553

Lehman Brothers Inc.
3 World Financial Center, 12th Floor
New York, New York 10285-1200

Attention: Medium-Term Note Department
Fax: (212) 528-1718; 528-6295

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center, North Tower
10th Floor
New York, New York 10281-1310

Attention: MTN Product Management
Fax:  (212) 449-2234

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260-0060

Attention: Medium Term Note Desk - 3rd Floor
Fax: (212) 648-5909

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas, 4th Floor
New York, New York 10020
Attention:  Manager, Continuously Offered Products
Fax: (212) 764-7490

with a copy to:

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020

Attention: Manager, Credit Department
Fax: (212) 703-4575

or, if sent to the Company, will be mailed, delivered or transmitted by any standard form of telecommunications at:

Commercial Credit Company
c/o Travelers Group Inc.
388 Greenwich Street
New York, N.Y. 10013

Attention: Treasurer
         Reference Medium-Term Note Program
Fax: (212) 816-8919

Any party to this Agreement may change the address to which notices or communications to it shall be directed by giving notice in writing to the other parties hereto.

          9.  Successors.  This Agreement will inure to the benefit of and
              ----------
be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 5 hereof. Nothing expressed or implied in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in
Section 5 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof except to the extent provided for in Section 4 hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase. This Agreement and the rights and obligations of the Agent hereunder may not be assigned without the prior written consent of the Company.

          10.  Waivers, Etc.  Neither any failure nor delay on the part of
               ------------
any party to exercise any right, remedy, power or privilege under this Agreement (singly and collectively referred to as a "Right") shall operate as a waiver of such Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of any Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of any Right with respect to any other occurrence.

          11.  Applicable Law.  This Agreement will be governed by and
               --------------
construed in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of this agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and each Agent's acceptance shall represent a binding agreement between the Company and each of the Agents.

                                             Very truly yours,

                                             COMMERCIAL CREDIT COMPANY


                                             By /s/ Firoz B. Tarapore
                                               -------------------------
                                               Name: Firoz B. Tarapore
                                               Title: Vice President and
                                                      Assistant Treasurer

The foregoing Agreement
is hereby confirmed and
accepted as of the date
first written above.

SMITH BARNEY INC.                             J.P. MORGAN SECURITIES INC.

By: /s/ Frank W. Hamilton, III               By: /s/ Maria Sramek
   ----------------------------                 ----------------------
   Name: Frank W. Hamilton, III                 Name: Maria Sramek
   Title: Managing Director                     Title: Vice President


LEHMAN BROTHERS INC.                         MORGAN STANLEY & CO. INCORPORATED


By: /s/ Herbert McDade                       By: /s/ Richard C. Schwartz
   ----------------------------                 -------------------------
   Name: Herbert McDade                         Name: Richard C. Schwartz
   Title: Managing Director                     Title: Principal


MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED


By: /s/ Scott G. Primrose
   ----------------------------
   Name: Scott G. Primrose
   Title: Authorized Signatory